UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Retail Properties of America, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RETAIL PROPERTIES OF AMERICA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Retail Properties of America, Inc. (the “Annual Meeting”).  The Annual Meeting will be held on October 9, 2012 at 10:00 a.m. Central Time at the Hilton Dallas / Southlake Town Square, 1400 Plaza Place, Southlake, Texas, 76092.

The purposes of the Annual Meeting are:

•                  To elect eight directors, nominated by the Board of Directors, to hold office until the 2013 annual meeting and until their successors are elected and qualify;

•                  To approve the company’s executive compensation on an advisory basis;

•                  To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2012; and

•                  To transact any other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed the close of business on July 13, 2012 as the record date for determining stockholders of record entitled to notice of and to vote at the meeting.

We hope to have the maximum number of stockholders present in person or by proxy at the meeting.  To assure your representation at the meeting, please authorize your proxy by completing, signing, dating and mailing the enclosed proxy card.  You may also authorize your proxy through the Internet, or by calling a toll-free telephone number, by following the procedures described on the enclosed proxy card.  YOUR COOPERATION IN PROMPTLY SUBMITTING YOUR PROXY WILL BE VERY MUCH APPRECIATED.  For specific instructions, please refer to the instructions on the proxy card.  Proof of stock ownership and a form of photo identification will be required for admission to the meeting. For further information on admission, please refer to the question entitled “Who can attend the meeting?” on page 1 of the proxy statement which follows this notice.

Thank you for your continued support of and interest in our company.

By order of the Board of Directors,

/s/ Dennis K. Holland
Dennis K. Holland
Dated: July 31, 2012	Secretary

Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting To Be Held on October 9, 2012:

The Proxy Statement, Annual Report to Stockholders and Proxy Card are available free of charge at www.rpai.com/proxy.

i

RETAIL PROPERTIES OF AMERICA, INC.
2901 BUTTERFIELD ROAD
OAK BROOK, ILLINOIS 60523

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 9, 2012

This proxy statement contains information related to the Annual Meeting of Stockholders of Retail Properties of America, Inc. (the “Company,” “we,” “our” or “us”), which will be held on October 9, 2012 at 10:00 a.m. Central Time at the Hilton Dallas / Southlake Town Square, 1400 Plaza Place, Southlake, Texas, 76092.  Please contact our Director of Investor Relations, Dione K. McConnell, at (630) 368-2249 or via email at IR@rpai.com if you plan to attend.

ABOUT THE ANNUAL MEETING

Why did you send me this Proxy Statement?

We sent you this proxy statement and the proxy card because our Board of Directors (“Board”) is soliciting a proxy from you to vote your shares at the Annual Meeting.  This proxy statement contains information we are required to provide to you and is designed to assist you in voting your shares.  On or about August 1, 2012, we will begin mailing the proxy materials to all stockholders of record as of the close of business on July 13, 2012, the record date fixed by our Board for determining the holders of record of our common stock, $.001 par value per share, entitled to notice of and to vote at the Annual Meeting.

Why did some stockholders receive a Notice of Internet Availability of Proxy Materials?

Certain of our stockholders will receive a Notice of Internet Availability of Proxy Materials, or Notice, which was sent to stockholders on or about August 1, 2012, containing information on the availability of our proxy materials on the Internet. Stockholders who received the Notice by mail will not receive a printed copy of our proxy materials unless requested in the manner described in the Notice. The Notice explains how to access and review this proxy statement and our Annual Report to Stockholders, and how you may vote by proxy.

Who is entitled to vote?

Each of the outstanding shares of common stock, as of the record date, is entitled to one vote on all matters to be voted upon at the Annual Meeting.  On the record date, there were 230,643,556 shares of common stock issued and outstanding, consisting of 85,088,389 shares of Class A Common Stock, 48,518,389 shares of Class B-1 Common Stock, 48,518,389 shares of Class B-2 Common Stock and 48,518,389 shares of Class B-3 Common Stock.  We refer to our Class A, B-1, B-2 and B-3 shares collectively as our “common stock.”

Who can attend the meeting?

Only persons who are stockholders as of the record date or who are invited guests of the Company may attend and be admitted to the Annual Meeting.  All stockholders attending the Annual Meeting will be required to show photo identification (a valid driver’s license, state identification or passport) prior to admission. If a stockholder’s shares are registered in the name of a broker, bank or other nominee, the stockholder must also bring a proxy or a letter from that broker, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of our shares as of the record date.  Please contact our Director of Investor Relations, Dione K. McConnell, at (630) 368-2249 or via email at IR@rpai.com if you plan to attend.  Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted to be used at the meeting.

How do I vote?

If some or all of your shares are registered in your own name with our transfer agent, you are a “stockholder of record” or “record holder” with respect to such shares, and you can vote those shares either in person at the Annual Meeting or by proxy without attending the Annual Meeting by any of the following methods.

By Internet.  Stockholders may authorize a proxy to vote via the Internet at www.proxyvoting.com/RPAI until 11:59 p.m. Eastern Time, on October 8, 2012.  The Internet proxy authorization procedures are designed to authenticate stockholders’ identities and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

By Telephone.  Stockholders may authorize a proxy to vote via touch-tone telephone by calling the toll-free phone number provided on their proxy card until 11:59 p.m. Eastern Time, on October 8, 2012.  The touch-tone telephone proxy authorization procedures are designed to authenticate stockholders’ identities and to allow stockholders to authorize a proxy to vote their shares and confirm that their instructions have been properly recorded.

By Mail.  If you choose not to authorize your proxy by touch-tone telephone or over the Internet, please complete and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this proxy statement.

Please refer to the enclosed proxy card for voting instructions.

If you hold some or all of your shares in “street name,” you must either direct the bank, broker or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting.  Please refer to the voter instruction cards used by your bank, broker or other nominee for specific instructions on methods of voting, including by telephone or using the Internet.

Each executed and timely returned proxy will be voted in accordance with the directions indicated on it.  Except for “broker non-votes” described below, executed but unmarked proxies will be voted by the person(s) named thereon (i) for the election of the nominees named herein as directors (or a substitute for a nominee if such nominee is unable or refuses to serve); (ii) for the approval of an advisory resolution approving the Company’s executive compensation; (iii) for the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012; and (iv) in the discretion of such person(s) upon such matters not presently known or determined that properly may come before the Annual Meeting.

Can I revoke or change my proxy?

Yes.  If you are a stockholder of record, you may revoke or change your proxy at any time before the shares it represents are voted by giving written notice of the revocation to our Secretary, by delivering a later-dated proxy (which automatically revokes the earlier proxy), or by voting in person at the Annual Meeting.  For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person.  If you are a stockholder of record as of the record date attending the Annual Meeting, you may vote in person whether or not a proxy has been previously given, but your presence (without further action) at the Annual Meeting will not constitute revocation of a previously given proxy.

What happens if I do not provide instructions to my bank, broker or other nominee on how to vote the shares that I own beneficially?

Other than for the proposal to ratify the Company’s selection of its independent registered public accounting firm (Proposal 3), banks, brokers and other nominees of record holding shares beneficially owned by their clients do not have the ability to cast votes on the matters presented for consideration at the Annual Meeting unless they have received instructions from the beneficial owner of the shares.  Accordingly, if you do not instruct your bank, broker or other nominee on how to vote in the election of the directors (Proposal 1) or the advisory resolution approving executive compensation (Proposal 2), no votes will be cast on these proposals on your behalf.

What constitutes a quorum?

Presence in person or by proxy at the Annual Meeting of holders of a majority of our outstanding shares on the record date constitutes a quorum permitting the conduct of business at the meeting.  If you have returned valid proxy instructions (in writing, by phone or over the Internet) or attend the meeting and vote in person, your shares will be counted for purposes of determining whether there is a quorum.  Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum but will not be counted as votes cast.  A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

What vote is required to approve each Proposal assuming a quorum is present?

•                  Election of directors:  The affirmative vote of a plurality of all the votes cast for the election of directors is required for the election of each of the eight directors to be elected at the Annual Meeting, which means that the eight nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast.  There are no cumulative voting rights in the election of directors.

•                  Approval of Executive Compensation on an Advisory Basis:  The affirmative vote of a majority of the votes cast is required to approve the Company’s executive compensation on an advisory basis.

•                  Ratification of the Selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012:  The affirmative vote of a majority of the votes cast is required to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2012.

Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum but will not be counted as votes cast.  A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters.  The proposal regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012 is a matter considered routine under applicable rules and, therefore, no broker non-votes are expected to exist in connection with the proposal regarding the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012.

How do I learn the results of the vote?

Voting results of the Annual Meeting will be disclosed on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting.

What is the cost of proxy solicitation?

We will bear all expenses incurred in connection with the solicitation of proxies.  Our officers, directors and employees may solicit proxies by mail, personal contact, letter, telephone, telegram, facsimile or other electronic means.  They will not receive any additional compensation for those activities, but they may be reimbursed for their out-of-pocket expenses.  In addition, we have hired Morrow & Co., LLC to solicit proxies on our behalf.  We expect that the fee of soliciting proxies on our behalf will be approximately $6,500 plus costs and expenses.

Will stockholders be asked to vote on any other matters?

As of the date of this proxy statement, the above-referenced proposals are the only matters we are aware of that are to be acted upon at the Annual Meeting.  If any other matter should properly come before the Annual Meeting, the persons appointed by you in your proxy will vote on those matters in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with their discretion.  The affirmative vote of a majority of the votes cast on any such other matter will be required for approval.

How can I manage the number of Proxy Statements and Annual Reports I receive?

The rules of the SEC permit companies to provide a single copy of an annual report and proxy statement to households in which more than one stockholder resides.  This process is known as householding.  Stockholders who share an address and who have been previously notified that their broker, bank or other intermediary will be householding their proxy materials will receive only one copy of our proxy statement and Annual Report to Stockholders unless they have affirmatively objected to the householding notice.

Stockholders sharing an address who received only one set of these materials may request a separate copy which will be sent promptly at no cost by writing or calling our Investor Relations department at: Investor Relations, Retail Properties of America, Inc., 2901 Butterfield Road, Oak Brook, IL 60523 or by contacting us by telephone at (630) 368-2249.  For future Annual Meetings, a stockholder may request separate annual reports or proxy statements, or may request the householding of such materials, by contacting us as noted above.

This proxy statement and our annual report to stockholders are available at http://www.rpai.com/proxy.

Where can I find more information about the Company?

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.  Our SEC filings are also available to the public on the website maintained by the SEC at http://www.sec.gov.

Note Regarding Recapitalization

On March 21, 2012, we paid a stock dividend pursuant to which each then outstanding share of our Class A Common Stock received:

•                  one share of our Class B-1 Common Stock; plus

•                  one share of our Class B-2 Common Stock; plus

•                  one share of our Class B-3 Common Stock.

Prior to the payment of this stock dividend, we effectuated a ten to one reverse stock split of our then outstanding common stock.  Immediately following the reverse stock split, but prior to the payment of the stock dividend, we redesignated all of our common stock as “Class A Common Stock.”  We refer to these transactions as the “Recapitalization.”  The Recapitalization had the effect of reducing the total number of outstanding shares of our common stock but did not affect stockholders’ voting rights or proportional ownership in the Company.  Unless otherwise indicated, all information in this proxy gives effect to, and all share and per share amounts have been retroactively adjusted to give effect to, the Recapitalization.

PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL NO. 1: ELECTION OF EIGHT INDIVIDUALS TO SERVE AS DIRECTORS TO HOLD OFFICE UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY.

Our Board currently consists of eight directors.  The Board size was reduced from nine to eight following the resignation of Brenda G. Gujral as a director on May 31, 2012.  Each current Board member has been nominated by the Board for election as a director at the Annual Meeting.  After an evaluation, our Board determined that all of our directors satisfy the definition of “independent” under the New York Stock Exchange’s (“NYSE”) listing standards, except for Steven P. Grimes.

The election of members of the Board is conducted on an annual basis.  Each individual elected to the Board serves a one-year term and until his or her successor is elected and qualifies.  Accordingly, the term of office of each of our current directors will expire at the Annual Meeting.  At that meeting, each current director will be nominated to stand for re-election as a director.  We have no reason to believe that any of the nominees will be unable or unwilling to serve, if elected.  However, should any nominee be unable or unwilling to accept the office of director, and if the Board shall designate a substitute nominee, the persons named as proxies will vote for the election of the substitute nominee designated by the Board, and if none, for such other persons as they shall determine.  Five of our current directors have been directors since 2003, and two of our current directors have been directors since January 1, 2008.  Information regarding the business experience of each nominee is provided below based upon information furnished to us by the individuals named.

Nominees for Election as Directors

The following sets forth information with regard to the nominees for election to our Board, with ages set forth as of January 1, 2012.

NAME, POSITIONS WITH RPAI AND AGE	BUSINESS EXPERIENCE

GERALD M. GORSKI Director since 2003 and Chairman of the Board since 2010 Age 68

Gerald M. Gorski has been one of our directors since July 1, 2003 and Chairman of the Board since October 12, 2010. He has been a Partner in the law firm of Gorski & Good LLP, Wheaton, Illinois since 1978. Mr. Gorski’s practice is focused on governmental law, and he represents numerous units of local government in Illinois. Mr. Gorski has served as a Special Assistant State’s Attorney and Special Assistant Attorney General in Illinois. He received a B.A. from North Central College with majors in Political Science and Economics and a J.D. from DePaul University Law School. Mr. Gorski serves as the Vice Chairman of the Board of Commissioners for the DuPage Airport Authority. Further, Mr. Gorski has also served as Chairman of the Board of Directors of the DuPage National Technology Park. He has written numerous articles on various legal issues facing Illinois municipalities and has been a speaker at a number of municipal law conferences.

KENNETH H. BEARD Director since 2003 Age 72

Kenneth H. Beard has been one of our directors since our inception on March 5, 2003. He is President and Chief Executive Officer of KHB Group, Inc. and Midwest Mechanical Construction, mechanical engineering and construction companies. From 1999 to 2002, he was President and Chief Executive Officer of Exelon Services, a subsidiary of Exelon Corporation that engaged in the design, installation and servicing of heating, ventilation and air conditioning facilities for commercial and industrial customers and provided energy-related services. From 1974 to 1999, Mr. Beard was President and Chief Executive Officer of Midwest Mechanical, Inc., a heating, ventilation and air conditioning construction

NAME, POSITIONS WITH RPAI AND AGE	BUSINESS EXPERIENCE

and service company that he founded in 1974. From 1964 to 1974, Mr. Beard was employed by The Trane Company, a manufacturer of heating, ventilating and air conditioning equipment. Mr. Beard holds an MBA and BSCE from the University of Kentucky and is a licensed mechanical engineer. He is past chairman of the foundation board of the Wellness House in Hinsdale, Illinois, a cancer support organization and serves on the Dean’s Advisory Council of the University of Kentucky, School of Engineering. Mr. Beard is a past member of the Oak Brook, Illinois, Plan Commission (1981 to 1991) and a past board member of Harris Bank, Hinsdale, Illinois (1985 to 2004).

FRANK A. CATALANO, JR. Director since 2003 Age 50

Frank A. Catalano, Jr. has been one of our directors since our inception on March 5, 2003. Mr. Catalano’s experience includes mortgage banking. Since February 1, 2008, he has been with Gateway Funding Diversified Mortgage Services, L.P., a residential mortgage banking company, as their Regional Vice President. From 2002 until August 2007, he was a Vice President of American Home Mortgage Company. He also was President and Chief Executive Officer of CCS Mortgage, Inc. from 1995 through 2000. Since 1999, Mr. Catalano has also served as President of Catalano & Associates. Catalano & Associates is a real estate company that engages in brokerage and property management services and the rehabilitation and leasing of office buildings. Mr. Catalano is currently a member of the Elmhurst Memorial Healthcare Board of Governors and formerly served as the chairman of the board of the Elmhurst Chamber of Commerce. Mr. Catalano holds a mortgage banker’s license.

PAUL R. GAUVREAU Director since 2003 Age 72

Paul R. Gauvreau has been one of our directors since our inception on March 5, 2003. He is the retired Chief Financial Officer, Financial Vice President and Treasurer of Pittway Corporation, a NYSE listed manufacturer and distributor of professional burglar and fire alarm systems and equipment from 1966 until its sale to Honeywell, Inc. in 2001. He was President of Pittway’s non-operating real estate and leasing subsidiaries through 2001. He also was a financial consultant to Honeywell, Inc., Genesis Cable, L.L.C. and ADUSA, Inc. Additionally, he was a director and audit committee member of Cylink Corporation, a NASDAQ Stock Market listed manufacturer of voice and data security products from 1998 until its merger with Safenet, Inc. in February 2003. Mr. Gauvreau holds an MBA from the University of Chicago and a BSC from Loyola University of Chicago. He is on the Board of Trustees and a member of the Finance Committee of Benedictine University, Lisle, Illinois and a member of the Board of Directors of the Children’s Brittle Bone Foundation, Pleasant Prairie, Wisconsin.

STEVEN P. GRIMES Director since March 8, 2011; President and Chief Executive Officer since October 13, 2009 Age 45

Steven P. Grimes serves as our President and Chief Executive Officer and as a Director. Mr. Grimes has served as one of our directors since March 8, 2011 and as our President and Chief Executive Officer since October 13, 2009. Previously, Mr. Grimes served as our Chief Financial Officer since the internalization of our management on November 15, 2007 through December 31, 2011; Chief Operating Officer since our internalization through October 12, 2009 and Treasurer from October 14, 2008 through December 31, 2011. Prior to our internalization, Mr. Grimes served as Principal Financial Officer and Treasurer and the Chief Financial Officer of Inland Western Retail Real Estate Advisory Services, Inc., which was our former business manager/advisor, since February

NAME, POSITIONS WITH RPAI AND AGE	BUSINESS EXPERIENCE

2004. Prior to joining our former business manager/advisor, Mr. Grimes served as a Director with Cohen Financial, a mortgage brokerage firm, and as a senior manager with Deloitte in their Chicago-based real estate practice, where he was a national deputy real estate industry leader. Mr. Grimes is also an active member of various real estate trade associations, including the Real Estate Roundtable. Mr. Grimes received his B.S. in Accounting from Indiana University and is a Certified Public Accountant.

RICHARD P. IMPERIALE Director since 2008 Age 52

Richard P. Imperiale has been one of our directors since January 2008. Mr. Imperiale is President and founder of Forward Uniplan Advisors, Inc., a Milwaukee, Wisconsin based investment advisory holding company that, together with its affiliates, manages and advises over $500 million in client accounts. Forward Uniplan Advisors, Inc. was founded by Mr. Imperiale in 1984 and specializes in managing equity, REIT and specialty portfolios for clients. Mr. Imperiale started his career as a credit analyst for the First Wisconsin National Bank (now U.S. Bank). In 1983, Mr. Imperiale joined B.C. Ziegler & Company, a Midwest regional brokerage firm where he was instrumental in the development of portfolio strategies for one of the first hedged municipal bond mutual funds in the country. Mr. Imperiale is widely quoted in local and national media on matters pertaining to investments and authored the book Real Estate Investment Trusts: New Strategies For Portfolio Management, published by John Wiley & Sons, 2002. He attended Marquette University Business School where he received a B.S. in Finance.

KENNETH E. MASICK Director since 2008 Age 66

Kenneth E. Masick has been one of our directors since January 2008. He retired from Wolf & Company LLP, certified public accountants, in April 2009, having been there as a partner since its formation in 1978. That firm, one of the largest in the Chicago area, specializes in audit, tax and consulting services to privately owned businesses. Mr. Masick was partner-in-charge of the firm’s audit and accounting department and was responsible for the firm’s quality control. His accounting experience also includes feasibility studies and due diligence activities with acquisitions. Mr. Masick has been in public accounting since his graduation from Southern Illinois University in 1967. Mr. Masick also holds Series 7, 24, 27 and 63 licenses from Financial Industry Regulatory Authority. He also was treasurer and director of Wolf Financial Management LLC, a securities broker-dealer firm. Mr. Masick was a director of Inland Retail Real Estate Trust, Inc. from December 1998 until it was acquired in February 2007.

BARBARA A. MURPHY Director since 2003 Age 74

Barbara A. Murphy has been one of our directors since July 1, 2003. Ms. Murphy is the Chairwoman of the DuPage Republican Party and current Committeeman for The Milton Township Republican Central Committee in Illinois. After serving for twenty years, she recently retired as a Trustee of Milton Township in Illinois. Ms. Murphy is currently a member of the Illinois Motor Vehicle Review Board and the Matrimonial Fee Arbitration Board, and has previously served on the DuPage Civic Center Authority Board, the DuPage County Domestic Violence Task Force and the Illinois Toll Highway Advisory Committee and as a founding member of the Family Shelter Service Board. Ms. Murphy also previously served as the Chairman for the Milton Township Republican Central Committee in Illinois and as the Republican Party’s State Central

NAME, POSITIONS WITH RPAI AND AGE	BUSINESS EXPERIENCE

Committeewoman for the Sixth Congressional District. Ms. Murphy also has experience as the co-owner of a small retail business.

THE BOARD’S RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR

GERALD M. GORSKI,

KENNETH H. BEARD,
FRANK A. CATALANO, JR.,
PAUL R. GAUVREAU,
STEVEN P. GRIMES,
RICHARD P. IMPERIALE,
KENNETH E. MASICK, AND
BARBARA A. MURPHY
ITS NOMINEES FOR ELECTION AS DIRECTORS

Diversity.  Neither the Nominating Committee (as defined herein) nor the Board has a specific policy with regard to the consideration of diversity in identifying director nominees, although both may consider diversity when identifying and evaluating proposed director candidates.

Director Qualifications.  In concluding that each of the foregoing Directors should serve as a Director, the Nominating and Corporate Governance Committee, or Nominating Committee, and the Board focused on each Director’s participation and performance on the Board during his or her tenure, as well as each Director’s experiences, qualifications, attributes and skills discussed in each of their individual biographies set forth elsewhere herein.  In particular, with respect to each Director, the Nominating Committee and the Board noted the following:

•                  Mr. Gorski’s experience as a lawyer and focus on local government law not only gives the Board a valuable perspective on the numerous legal issues (including land use law) that the Company faces, but also on local political issues;

•                  Mr. Beard’s experience in engineering and construction services, as well as his expertise in corporate acquisition and finance, enable him to provide insight relating to the Company’s joint venture, development and other activities;

•                  Mr. Catalano’s experience in running a firm engaged in the brokerage, management, rehabilitation and leasing of commercial property coincides closely with the business of the Company;

•                  Mr. Gauvreau’s financial experience, including his serving as the chief financial officer of a NYSE-listed company and on the audit committee of a NASDAQ-listed company, qualifies him to serve as chairman of our Audit Committee;

•                  Mr. Grimes’s experience and position as our Chief Executive Officer;

•                  Mr. Imperiale’s experience in the brokerage and investment advisory industries allows him to provide useful oversight and advice as we look to refinance debt and strengthen our balance sheet, as well as to address issues with respect to our securities portfolio;

•                  Mr. Masick’s experience as a certified public accountant and experience in providing audit, tax and consulting services to privately-owned businesses provides financial expertise to the Board and the Audit Committee; and

•                  Ms. Murphy’s public service and experience in operating her own business bring a different perspective to evaluating our relationships with public officials, tenants and customers of our tenants.

Board Structure.  Since its inception, the Company has had separate individuals serving in the positions of Chief Executive Officer and Chairman of the Board.  The Board believes this structure best serves the Company by allowing one person (Chief Executive Officer) to focus his efforts on setting the strategic direction of the Company and providing day-to-day leadership of the Company while the other person (Chairman of the Board) can focus on presiding at meetings of the Board and overall planning and relations with the Directors.  The Board believes that the needs of a corporation with the large number of properties and the wide spectrum of issues that we face are best met by allowing these two different functions to be handled by two separate individuals.

Executive Sessions.  Non-management directors meet in executive session without management present at regularly scheduled meetings and at such other times that the non-management directors deem appropriate.  The independent directors also meet in executive session at least once per year.  The Chairman of the Board acts as the presiding director for these executive sessions of non-management directors provided that if the Chairman of the Board is not an independent director or is not present, the Chair of the Nominating Committee shall act as the presiding director and if such chair is not present, the directors present at the executive session shall determine the director to preside at such executive session by majority vote.

Board Role in Risk Management.  General oversight of risk management is a function undertaken by the entire Board.  All major purchases and sales of property are reviewed and approved by the Board.  As part of this review and approval process, the Board considers, among other things, the risks posed by such activities and receives input on various aspects of those risks, including operational, financial, legal and regulatory, and reputational risk, from senior management, including the Chief Investment Officer, Chief Financial Officer, Chief Accounting Officer and the General Counsel.  In addition, the Audit Committee regularly receives reports from the Chief Financial Officer and Chief Accounting Officer, as well as from the Company’s independent auditors and other outside professionals, with respect to financial and operational controls and risk assessment, and reports on these matters to the Board.

Compensation Policy and Risk.  The Compensation Committee has reviewed our compensation policies and practices and does not believe such policies and practices are reasonably likely to have a material adverse effect on the Company.

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders.  Notable features of our corporate governance structure include the following:

•                  the Board is not staggered, with each of our directors subject to re-election annually;

•                  of the eight persons who currently serve on the Board, seven have been affirmatively determined by the Board to be independent for purposes of the NYSE’s listing standards;

•                  at least one of our directors qualifies as an “audit committee financial expert” as defined by SEC rules;

•                  we have an independent Chairman of our Board;

•                  we have opted out of the Maryland business combination and control share acquisition statutes and provide that we may not opt in without stockholder approval;

•                  we do not have a stockholder rights plan, and we provide that, in the future, we will not adopt a stockholder rights plan unless our stockholders approve in advance the adoption of a plan or, if adopted by our Board, we will submit the stockholder rights plan to our stockholders for a ratification vote within 12 months of the adoption or the plan will terminate; and

•                  we intend to conduct an annual stockholders’ advisory vote on executive compensation in accordance with the stockholders’ advisory vote on the frequency of executive compensation.

Board Meetings in 2011

Our Board met 14 times during 2011.  Each director who was a director during 2011 attended more than 75% of the aggregate of (1) the total number of meetings of our Board (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of our Board on which the director served (during the periods he or she served).  We do not have a policy with regard to Board members’ attendance at annual stockholder meetings.  However, each director who was a director at such time attended the 2011 Annual Meeting, with the exception of Ms. Murphy.

Committees of the Board of Directors

The Company’s Board has established three standing committees: the Audit Committee, the Executive Compensation Committee and the Nominating and Corporate Governance Committee.  The composition of each of the Audit Committee, the Executive Compensation Committee and the Nominating and Corporate Governance Committee complies with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time.  All members of the committees described below are independent as such term is defined in the NYSE’s listing standards and as affirmatively determined by the Board.

Board Committee	Chairman	Members

Audit Committee	Paul R. Gauvreau	Kenneth H. Beard Kenneth E. Masick

Executive Compensation Committee (1)	Frank A. Catalano, Jr.	Richard P. Imperiale Barbara A. Murphy

Nominating and Corporate Governance Committee	Richard P. Imperiale	Gerald M. Gorski Kenneth E. Masick

(1)                  Brenda G. Gujral served as a member of the Executive Compensation Committee until April 5, 2012 and as a member of the Board until May 31, 2012.  Ms. Gujral was not independent as such term is defined in the NYSE’s listing standards.

Audit Committee.

Our Board has established an Audit Committee comprised of Messrs. Beard, Gauvreau, and Masick.  Mr. Gauvreau serves as the Chair of the Audit Committee and our Board has determined that he qualifies as an “audit committee financial expert” under the applicable SEC rules.  The Audit Committee operates under a written charter approved by the Board of Directors.  A copy of the charter is available on our website at www.rpai.com under “corporate governance” on the investor relations page.

The Audit Committee is responsible for the engagement of our independent registered public accounting firm, reviewing the plans and results of the audit engagement with our independent registered public accounting firm, approving services performed by, and the independence of, our independent registered public accounting firm, considering the range of audit and non-audit fees, and consulting with our independent registered public accounting firm regarding the adequacy of our internal accounting controls.  The Audit Committee held four meetings during 2011.

Audit Committee Report.  The members of the Audit Committee of the Board submit this report in connection with the committee’s review of the financial reports for the fiscal year ended December 31, 2011 as follows:

1.                                      The Audit Committee has reviewed and discussed with management the audited financial statements for Retail Properties of America, Inc. for the fiscal year ended December 31, 2011.

2.                                      The Audit Committee has discussed with representatives of Deloitte & Touche LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.                                      The Audit Committee has received the written disclosures and the letter from the independent accountant required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

Submitted by the Audit Committee

Kenneth H. Beard
Paul R. Gauvreau
Kenneth E. Masick

Executive Compensation Committee.

Our Board has established an Executive Compensation Committee comprised of Mr. Catalano, Mr. Imperiale and Ms. Murphy.  Mr. Catalano serves as the chair of the Executive Compensation Committee.  The Executive Compensation Committee operates under a written charter approved by the Board.  A copy of the charter is available on our website at www.rpai.com under “corporate governance” on the investor relations webpage.  The Executive Compensation Committee held four meetings during 2011.

The Executive Compensation Committee provides assistance to the Board in discharging its responsibilities relating to the compensation of our directors, executive officers and other employees, and develops and implements our compensation policies.  The Executive Compensation Committee’s responsibilities include, among others, (i) reviewing and approving corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of these goals and objectives, and determining and approving the compensation of the Chief Executive Officer based on such evaluation, and (ii) determining and approving the compensation of all executive officers other than the Chief Executive Officer.  The Board reviews and approves non-employee director compensation, although the Executive Compensation Committee may make recommendations to the Board with respect to such compensation.  It is likely that our Chief Executive Officer will provide input into executive compensation decisions.  The Executive Compensation Committee has not delegated its authority to others.  We did not hire a compensation consultant to assist the Executive Compensation Committee in determining compensation for 2011.

Compensation Committee Interlocks and Insider Participation.  During 2011, the members of the Executive Compensation Committee consisted of Frank A. Catalano, Jr. (chair), Brenda G. Gujral, Richard P. Imperiale and Barbara A. Murphy.  Brenda G. Gujral served as our Chief Executive Officer until November 15, 2007 and as a director until May 31, 2012.  Additionally, we are required to disclose certain relationships and related transactions with Ms. Gujral.  See “Certain Relationships and Related Transactions.”  None of the other members of the Executive Compensation Committee has any relationship with us requiring disclosure under applicable rules and regulations of the SEC. No other member of our Executive Compensation Committee is a current or former officer or employee of ours or any of our subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our Board or Executive Compensation Committee.

Nominating and Corporate Governance Committee.

Our Board has established a Nominating and Corporate Governance Committee.  The members of the Nominating Committee who selected the nominees for the Board who appear on this proxy statement are comprised of Messrs. Gorski, Imperiale and Masick.  Mr. Imperiale serves as the chair of the Nominating Committee.  The Nominating Committee operates under a written charter approved by the Board.  A copy of the charter is available on our website at www.rpai.com under “corporate governance” on the investor relations webpage.  The Nominating Committee held four meetings during 2011.  The Nominating Committee will consider for recommendation to the Board nominations made by stockholders that comply with the procedures described below under the caption “Stockholder Proposals for the 2013 Annual Meeting,” including, without limitation, providing notice setting forth all information required by the rules of the SEC or Section 12 of our bylaws, as the case may be.

The Nominating Committee identifies possible nominees (whether through a recommendation from a stockholder or otherwise) and makes an initial determination as to whether to conduct a full evaluation of the candidate(s).  This initial determination is based on the information provided to the Nominating Committee when the candidate is recommended, the Nominating Committee’s own knowledge of the prospective candidate and information, if any, obtained by the Nominating Committee’s inquiries.  The preliminary determination is based primarily on the need for additional Board members to fill vacancies, expand the size of the Board or obtain representation in market areas without Board representation and the likelihood that the candidate can satisfy the evaluation factors described below.  If the members of the Nominating Committee determine that additional consideration is warranted, the Nominating Committee may gather additional information about the candidate’s background and experience.  The members of the Nominating Committee takes into account many factors, including the nominee’s ability to make independent analytical inquiries, general understanding of marketing, finance, accounting and other elements relevant to the success of a public company in today’s business environment, understanding of the Company’s business on a technical level, and other community service, business, educational and professional background.  Each director must also possess fundamental qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility.  In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The members of the Nominating Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board.  In connection with this evaluation, the members of the Nominating Committee determine whether to interview the candidate.  If the members of the Nominating Committee decide that an interview is warranted, one or more of those members, and others as appropriate, interview the candidate in person or by telephone.  After completing this evaluation and interview, the full Board would nominate such candidates for election.  Other than circumstances in which we may be legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating Committee will evaluate all proposed director candidates that it considers or who have been properly recommended to it by a stockholder based on the same criteria and in substantially the same manner, with no regard to the source of the initial recommendation of the proposed director candidate.

Guidelines on Corporate Governance and Code of Business Conduct and Ethics

Our Board, upon the recommendation of the Nominating Committee, has adopted guidelines on corporate governance establishing a common set of expectations to assist the Board in performing its responsibilities.  The corporate governance policies and guidelines address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the Board committees, director access to management and independent advisors, director compensation, management succession and evaluations of the performance of the Board.  Our corporate governance guidelines meet the requirements of the NYSE’s listing standards and are publicly available on our website at www.rpai.com under “corporate governance” on the investor relations webpage.  Our Board also has adopted a code of business conduct and ethics, which includes a conflicts of interest policy, that applies to all of our directors and executive officers.  The Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by the rules and regulations of the SEC and is publicly available on our website at www.rpai.com under “corporate governance” on the investor relations webpage.  A printed copy of our corporate governance guidelines and our code of business conduct and ethics may also be obtained by any stockholder upon request.  We intend to disclose on this website any amendment to, or waiver of, any provision of our code of business conduct and ethics applicable to our directors and executive officers that would otherwise be required to be disclosed under the rules of the SEC or the NYSE.

Communications with the Board

Stockholders or other interested parties may communicate with any directors of the Company or the Board as group by writing to them at [Name(s) of Director(s)/Board of Directors of Retail Properties of America, Inc.], c/o General Counsel, Retail Properties of America, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, and the General Counsel will promptly forward all correspondence to the addressee(s).

Stockholders or other interested parties may communicate with non-management directors of the Company as a group by writing to Non-Management Directors of Retail Properties of America, Inc., c/o General Counsel, Retail Properties of America, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523, and the General Counsel will promptly forward all correspondence to the addressees.

Director Compensation

Cash Compensation

During 2011, each director (other than Ms. Gujral and Mr. Grimes, who were not entitled to receive any compensation from the Company for their service on the Board or any of its committees) received an annual director fee of $50,000.  The independent chairman of the Board receives an additional annual fee of $25,000, the chairman of the Audit Committee receives an additional annual fee of $10,000, and the chairmen of the Executive Compensation Committee and the Nominating Committee receive an additional annual fee of $5,000.  The annual fee for the chairmen of the Executive Compensation Committee and the Nominating Committee increased to $10,000 on January 1, 2012. In addition, each director receives $1,000 for attending in person or $750 for attending via telephone, each meeting of the Board, and $500 for attending, whether in person or via telephone, each committee meeting.

Equity Compensation

Each non-employee director is entitled to be granted an option under our Independent Director Stock Option Plan to acquire 2,000 shares of Class A Common Stock or, to the extent that a sufficient number of shares of Class A Common Stock is not available under the plan, shares of Class B Common Stock with the earliest conversion date, as of the date he or she initially becomes a director (the “Initial Option”).  In addition, each non-employee director is entitled to be granted an option to acquire 2,000 shares of Class A Common Stock or, to the extent that a sufficient number of shares of Class A Common Stock is not available under the plan, shares of Class B Common Stock with the earliest conversion date, on the date of each annual stockholders’ meeting, so long as the director remains a member of the Board on such date (each, a “Subsequent Option”).  Initial Options are granted at the fair market value of a share on the date of grant.  Subsequent Options are granted at the fair market value of a share on the last business day preceding the date of each annual stockholders’ meeting.  All such options become fully exercisable on the second anniversary of the date of grant.

Options granted under the Independent Director Stock Option Plan are exercisable until the first to occur of:

•                  the tenth anniversary of the date of grant;

•                  the removal for cause of the director as a director; or

•                  three months following the date the director ceases to be a director for any other reason except death or disability.

The options may be exercised by payment of cash or through the delivery of our common stock.  They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is a director.  However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option.  Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).

2011 Director Compensation Table

The following table sets forth a summary of the compensation we paid to our directors during 2011:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Gerald M. Gorski	89,750	8,943	98,693
Kenneth H. Beard	64,250	8,943	73,193
Frank A. Catalano, Jr.	72,250	8,943	81,193
Paul R. Gauvreau	74,000	8,943	82,943
Steven P. Grimes (3)	—	—	—
Brenda G. Gujral (3)	—	—	—
Richard P. Imperiale	74,500	8,943	83,443
Kenneth E. Masick	67,000	8,943	75,943
Barbara A. Murphy	63,750	8,943	72,693

(1)                            As of December 31, 2011, each of the directors other than Mses. Gujral and Murphy and Mr. Grimes held unexercised options to purchase 2,500 shares of Class A Common Stock and 7,500 shares of Class B Common Stock.  As of December 31, 2011, Ms. Murphy held unexercised options to purchase 2,350 shares of Class A Common Stock and 7,050 shares of Class B Common Stock and Ms. Gujral and Mr. Grimes held no unexercised options.

(2)                            The option awards were valued using the Black-Scholes option pricing model and the following assumptions: expected term of options — 5 years, expected volatility — 30%, expected dividend yield — 3.56% and risk-free interest rate — 1.14%.

(3)                            Ms. Gujral and Mr. Grimes do not receive any fees or other remuneration for serving as directors.

OUR EXECUTIVE OFFICERS

Biographies of our Executive Officers

Our executive officers are appointed by, and serve at the discretion of, the Board.  They will continue to serve in their respective offices until they resign or their successors are elected and qualify.  None of our executive officers has a written severance agreement with us.  See the discussion under “Executive Compensation — Compensation Discussion and Analysis” herein.  The following sets forth information regarding our executive officers (other than Steven P. Grimes, our Chief Executive Officer and President, whose biography appears above under the caption, “Proposal 1 — Election of Directors — Nominees for Election as Directors “), with ages set forth as of January 1, 2012:

NAME, POSITIONS WITH RPAI AND AGE	BUSINESS EXPERIENCE

ANGELA M. AMAN Executive Vice President, Chief Financial Officer and Treasurer since January 1, 2012 Age 32

Angela M. Aman serves as Executive Vice President, Chief Financial Officer and Treasurer of the Company. Ms. Aman joined the Company as Director of Capital Markets on August 4, 2011 and served as Vice President — Director of Capital Markets since October 11, 2011. She now serves as our Executive Vice President, Chief Financial Officer and Treasurer since January 1, 2012. Prior to joining the Company,

NAME, POSITIONS WITH RPAI AND AGE	BUSINESS EXPERIENCE

Ms. Aman was a Portfolio Manager with RREEF, the real estate investment management business of Deutsche Bank, for six years. As part of their North American investment group, she focused on retail and regional mall companies. Ms. Aman started her career in investment banking at Deutsche Bank, where she spent four years with real estate group underwriting debt and equity offerings, as well as advising clients on mergers and acquisitions and additional strategic transactions. Ms. Aman received her B.S. in Economics from The Wharton School of The University of Pennsylvania.

NIALL J. BYRNE Vice President and President of Property Management since November 15, 2007; Executive Vice President since October 12, 2010 Age 55

Niall J. Byrne serves as our Executive Vice President and President of Property Management. In this role, Mr. Byrne is responsible for the oversight of all the property management functions for our portfolio. Mr. Byrne has served as our Executive Vice President since October 12, 2010 and as our President of Property Management since the internalization of our management on November 15, 2007. Prior to that time, he served as a Senior Vice President of RPAI HOLDCO Management LLC (f/k/a Inland Holdco Management LLC), which was a property management company affiliated with our former business manager/advisor, since 2005. In this role, Mr. Byrne was responsible for the oversight of all of the property management, leasing and marketing activities for our portfolio and was involved in our development, acquisitions and joint venture initiatives. Previously, from 2004 to 2005, Mr. Byrne served as Vice President of Asset Management of American Landmark Properties, Ltd., a private real estate company, where he was responsible for a large commercial and residential portfolio of properties. Prior to joining American Landmark Properties, Ltd., Mr. Byrne served as Senior Vice President/Director of Operations for Providence Management Company, LLC, or PMC Chicago, from 2000 to 2004. At PMC Chicago, he oversaw all aspects of property operations, daily management and asset management functions for an 8,000-unit multi-family portfolio. Prior to joining PMC Chicago, Mr. Byrne also had over 15 years of real estate experience with the Chicago based Habitat Company and with American Express/Balcor and five years of public accounting experience. Mr. Byrne received his B.S. in Accounting from DePaul University and is a Certified Public Accountant.

SHANE C. GARRISON Chief Investment Officer since November 15, 2007; Executive Vice President since October 12, 2010; Chief Operating Officer since January 1, 2012 Age 42

Shane C. Garrison serves as our Executive Vice President, Chief Investment Officer and Chief Operating Officer. In this role, Mr. Garrison is responsible for several operating functions within the Company, including leasing, property management, asset management, which includes acquisitions and dispositions, joint ventures and construction operations. He also serves as an Executive Committee member of our joint venture entity MS Inland Fund, LLC and as an Advisory Board member of our joint venture entities RC Inland L.P. and RC Inland REIT LP. Mr. Garrison has served as our Chief Operating Officer since January 1, 2012, as our Executive Vice President since October 12, 2010 and as our Chief Investment Officer since the internalization of our management on November 15, 2007. Prior to that time, Mr. Garrison served as Vice President of Asset Management of RPAI US Management LLC (f/k/a Inland US Management LLC), which was a property management company affiliated with our former

NAME, POSITIONS WITH RPAI AND AGE	BUSINESS EXPERIENCE

business manager/advisor, since 2004. In this prior role, Mr. Garrison underwrote over $1.2 billion of assets acquired by us, and went on to spearhead our development and joint venture initiatives. Previously, Mr. Garrison had served as head of asset management for ECI Properties, a small boutique owner of industrial and retail properties, and the general manager of the Midwest region for Circuit City, a large electronics retailer. Mr. Garrison received his B.S. in Business Administration from Illinois State University and an MBA in Real Estate Finance from DePaul University.

DENNIS K. HOLLAND General Counsel and Secretary since November 15, 2007; Executive Vice President since October 12, 2010 Age 59

Dennis K. Holland serves as our Executive Vice President, General Counsel and Secretary. In this role, Mr. Holland manages our legal department and is involved in all aspects of our business, including real estate acquisitions and financings, sales, securities laws, corporate governance matters, leasing and tenant matters and litigation management. Mr. Holland has served as our Executive Vice President since October 12, 2010 and as our General Counsel and Secretary since the internalization of our management on November 15, 2007. Prior to that time, he served as Associate Counsel of The Inland Real Estate Group, Inc., an affiliate of our former business manager/advisor, since December 2003. Prior to December 2003, Mr. Holland served as Deputy General Counsel of Heller Financial, Inc., and General Counsel of its real estate group, and in a business role with GE Capital following its acquisition of Heller Financial. Mr. Holland received his B.S. in Economics from Bradley University in 1974 and a J.D. from the John Marshall Law School in 1979.

JAMES W. KLEIFGES Chief Accounting Officer since November 15, 2007; Executive Vice President since October 12, 2010 Age 61

James W. Kleifges serves as our Executive Vice President and Chief Accounting Officer. Mr. Kleifges has served as our Executive Vice President since October 12, 2010 and as our Chief Accounting Officer since the internalization of our management on November 15, 2007. Prior to that time, he served as Chief Accounting Officer of Inland Western Retail Real Estate Advisory Services, Inc., our former business manager/advisor, since March 2007. Mr. Kleifges served as Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Inland Retail Real Estate Trust, Inc., a publicly held retail real estate investment trust, from January 2005 until the acquisition of the company by a third party in February 2007 in a transaction valued in excess of $6 billion. From August 2004 through December 2004, Mr. Kleifges was the Vice President, Corporate Controller for the external business manager/advisor of Inland Retail Real Estate Trust, Inc. From April 1999 to January 2004, Mr. Kleifges was Vice President/Corporate Controller of Prime Group Realty Trust, an office and industrial real estate investment trust based in Chicago, Illinois, with assets in excess of $1 billion. Prior to joining Prime Group, Mr. Kleifges held senior financial and operational positions in various private and public real estate companies located in Chicago, Illinois and Denver, Colorado. Mr. Kleifges also was a Senior Manager with KPMG in Chicago, Illinois completing a career in public accounting from June 1972 to December 1982. Mr. Kleifges earned his B.A. in Accounting from St. Mary’s University in Winona, Minnesota and has been a Certified Public Accountant since 1974.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis is set forth with respect to the compensation and benefits for the Company’s Chief Executive Officer and Chief Financial Officer and the other three officers included in the “2011 Summary Executive Compensation Table” included herein (together, the Company’s “Named Executive Officers”) for the Company’s fiscal year ended December 31, 2011 (“fiscal 2011”).

Compensation Committee Members, Independence and Responsibility

The compensation and benefits payable to the Named Executive Officers are established by the Board with the assistance of the Executive Compensation Committee of the Board (the “Committee”).  The Committee is currently comprised of Frank A. Catalano, Jr. (Chairman), Richard P. Imperiale and Barbara A. Murphy.  Brenda G. Gujral served on the Committee until April 5, 2012.  Each of Messrs. Catalano and Imperiale and Ms. Murphy (but not Ms. Gujral) is (i) an “independent” director within the meaning of the NYSE’s listing standards, (ii) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, and (iii) an “outside director” within the meaning of the regulations promulgated pursuant to Section 162(m) of the Code.

The Committee operates under a written charter adopted by the Board.  Pursuant to its charter, the Committee is charged with reviewing and approving the Company’s compensation philosophy and is responsible for assuring that the officers and key management personnel of the Company and its subsidiaries are effectively compensated in terms that are motivating, internally equitable and externally competitive.  Pursuant to its charter, the Committee’s function is to:

•                  review (in consultation with management or the Board), recommend to the Board for approval and evaluate the compensation plans, policies and programs of the Company, especially those regarding executive compensation;

•                  determine the compensation of the chief executive officer and all other executive officers of the Company; and

•                  produce an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations.

Objectives and Structure of Our Compensation Program

The primary objectives of our executive compensation programs are: (i) to attract, retain and reward experienced, highly motivated executives who are capable of leading us effectively and contributing to our long-term growth and profitability, (ii) to motivate and direct the performance of management with clearly-defined goals and measures of achievement, and (iii) to align the interests of management with the interests of our stockholders.

We attempt to achieve our objectives through offering the opportunity to earn a combination of cash and equity-based compensation to provide appropriate incentives for our executives. Executive officers are eligible to receive a combination of (i) annual base salary, (ii) annual cash incentive compensation, and (iii) equity grants under our Stock Incentive Plan. Each of the Named Executive Officers participates in the same benefits programs available to all of our employees: health and dental insurance; group term life insurance; short-term disability coverage; and tax-qualified 401(k) plan. The Company does not provide additional perquisites to the Named Executive Officers.

As part of its efforts, the Committee set the objectives of our compensation program. In 2008, the Committee informally compared compensation against peer group data to gain a sense of market compensation, but no benchmarking was used. The peer group selected by the Committee consisted of the following nine publicly-traded REITs with a substantial retail shopping center portfolio:

DDR Corp.	Inland Real Estate Corporation
Regency Centers Corporation	Kimco Realty Corporation
Cedar Shopping Centers, Inc.	Ramco-Gershenson Properties Trust
Equity One, Inc.	Weingarten Realty Investments
Federal Realty Investment Trust

For 2009 and 2010, none of the management team, other than Mr. Grimes, had an increase in base salary over the 2008 amounts. The 2011 base salary increases for the management team were determined by the Committee and approved by the Board. The Committee did not use peer benchmarking and did not engage a compensation consultant to determine the 2011 increases.

2011 Executive Compensation

In fiscal 2011, the Committee considered a combination of base salary, cash incentive compensation, equity awards and other benefits to meet its compensation objectives. The proportions of these elements were determined by the Committee in its discretion, considering, among other things, the Committee’s understanding of prevailing practices in the marketplace and the historical compensation by the Company of the Company’s Named Executive Officers. In establishing base salaries and incentive compensation targets for 2011, the Committee considered present compensation, market competitiveness in relation to the Company’s performance and capital structure, the roles, responsibilities and performance of each of the Named Executive Officers, the contribution of each of the Named Executive Officers to the Company’s business, an analysis of job requirements, and the prior experience and accomplishments of each of the Named Executive Officers. For incentive compensation for 2011, the Committee established a program utilizing pre-established corporate and individual performance measures. Under the program, each Named Executive Officer has the opportunity to receive up to a specified dollar amount of restricted stock based on the achievement of these performance measures, as described in more detail below. The Committee believes that incentive compensation tied to appropriate pre-established performance measures allows the Committee to incentivize the Named Executive Officers to achieve specific goals that the Committee believes are important to the Company’s overall success and achievement of its strategic goals and directly reward the achievement of these goals. The Committee also believes that supplementing base salary with incentive compensation assists the Company’s efforts to retain outstanding executive officers. Finally, the Committee views the granting of restricted stock as a means of aligning management and stockholder interests, providing incentives and rewarding management’s long-term perspective, and retaining the services of the Named Executive Officers.

We increased the annual base salaries for the Named Executive Officers, effective January 1, 2011. Among other reasons, the Board made these adjustments as none of the management team, other than Mr. Grimes, had an increase in base salary during the period from January 1, 2008 through January 1, 2011, the effective date of such adjustments, despite undertaking increased workloads due to the economic recession and the reallocation of duties of the Company’s previous President and Chief Executive Officer, who resigned in 2009. The incentive compensation arrangement for the management team is such that awards, if any, will be made in shares of common stock of the Company rather than cash, if certain goals are achieved. Additionally, on May 10, 2011, the Board of Directors awarded, as a supplement to the executive bonus program, a one-time, nominal award of $20,000 in cash to each of the Named Executive Officers as a discretionary bonus for 2011.

In determining overall compensation for each Named Executive officer for fiscal 2011, the Committee generally considered a number of factors on a subjective basis, including, but not limited to, (i) the scope of the officer’s responsibilities within the Company; (ii) the experience of the officer within our industry and at the Company; (iii) performance of the Named Executive Officer and his or her contribution to the Company; (iv) the Company’s financial budget and general wage level throughout the Company for fiscal 2011; (v) a review of historical compensation information for the individual officer; (vi) a subjective determination of the compensation needed to motivate and retain that individual; (vii) the recommendations of the Chief Executive Officer (and the recommendation of the Chairman of the Board with respect to the Chief Executive Officer), and (viii) general industry and market conditions and their impact upon the ability of the Company to achieve objective performance goals and the time commitment required of the Named Executive Officers.

Steven P. Grimes. For 2011, Mr. Grimes, our President and Chief Executive Officer, received a base salary of $525,000 and a cash bonus of $20,000. In addition, he has the opportunity to receive up to $262,500 of restricted stock based upon the achievement of 2011 corporate and individual performance goals. On December 13, 2011, the Board approved an annual base salary of $525,000 for Mr. Grimes, effective January 1, 2012. In addition, he has the opportunity to receive up to $262,500 of restricted stock based upon the achievement of 2012 corporate and individual performance goals.

Niall J. Byrne. For 2011, Mr. Byrne, our Executive Vice President and President of Property Management, received a base salary of $275,000 and a cash bonus of $20,000. In addition, he has the opportunity to receive up to $68,750 of restricted stock based upon the achievement of 2011 corporate and individual performance goals. On December 13, 2011, the Board increased the annual base salary for Mr. Byrne to $300,000, effective January 1, 2012. In addition, he has the opportunity to receive up to $75,000 of restricted stock based upon the achievement of 2012 corporate and individual performance goals.

Shane C. Garrison. For 2011, Mr. Garrison, our Executive Vice President, Chief Operating Officer and Chief Investment Officer, received a base salary of $350,000 and a cash bonus of $20,000. In addition, he has the opportunity to receive up to $87,500 of restricted stock based upon the achievement of 2011 corporate and individual performance goals. On December 13, 2011, the Board increased the annual base salary for Mr. Garrison to $385,000, effective January 1, 2012. In addition, he has the opportunity to receive up to $96,250 of restricted stock based upon the achievement of 2012 corporate and individual performance goals.

Dennis K. Holland. For 2011, Mr. Holland, our Executive Vice President, General Counsel and Secretary, received a base salary of $325,000 and a cash bonus of $20,000. In addition, he has the opportunity to receive up to $81,250 of restricted stock based upon the achievement of 2011 corporate and individual performance goals. On December 13, 2011, the Board increased the annual base salary for Mr. Holland to $335,000, effective January 1, 2012. In addition, he has the opportunity to receive up to $83,750 of restricted stock based upon the achievement of 2012 corporate and individual performance goals.

For 2011, 50% of the incentive compensation of each of the Named Executive Officers was based on the achievement of two corporate performance measures, a target leased rate of 90% for the retail operating portfolio for 2011 and target amount of cash flows from operations of $175 million (rounded) for the year ended December 31, 2011. Each of the Named Executive Officers was eligible to receive the remaining 50% of his incentive compensation based upon pre-established individual performance goals as determined by the Committee. In 2012, the Committee determined that the corporate performance measures for 2011 had been achieved and that each of the Named Executive Officers had fully achieved his pre-established individual performance goals for 2011.  Accordingly, the Committee awarded each of the Named Executive Officers the full amount of the incentive compensation that he was eligible to receive for 2011. The incentive compensation was paid in the form of a number of shares of restricted stock determined by dividing the value of the incentive compensation earned by each Named Executive Officer by $17.375, the most recent estimated per share value that had been determined by the Board prior to the date the Committee determined whether the corporate and individual performance measures had been achieved. The number of shares of restricted stock granted to the Named Executive Officers for incentive compensation for 2011, after giving effect to the Recapitalization, was as follows: Mr. Grimes—15,108 shares; Mr. Byrne—3,957 shares; Mr. Garrison—5,036 shares; and Mr. Holland—4,676 shares. Under the executive incentive compensation program, 50% of the restricted stock granted to the Named Executive Officers will fully vest on each of the third and fifth anniversaries of the date that the Committee determined that the corporate and individual performance measures for the incentive compensation had been achieved, subject to continued employment through the vesting date.

At our 2011 Annual Meeting, the compensation paid to our Named Executive Officers, as disclosed in our proxy statement for the 2011 Annual Meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders, with more than 91% of the votes cast on the proposal being voted in favor of the proposal to approve such compensation. Accordingly, the Committee did not implement changes to our executive compensation program as a result of the stockholder advisory vote. In addition, we asked stockholders to select the frequency with which to hold future advisory votes on the compensation of the Named Executive Officers. More than 92% of the votes cast on the proposal selected an annual vote.  Accordingly, we intend to hold an advisory vote on executive compensation on an annual basis.

2011 Summary Executive Compensation Table

The following table sets forth information with respect to all compensation paid or earned for services rendered to us by the Named Executive Officers for the years ended December 31, 2011, 2010 and 2009.

		Salary	Bonus	Stock Awards		All Other Compensation (1)	Total
Name and Principal Position	Year	($)	($)	($)		($)	($)
Steven P. Grimes	2011	525,000	20,000	375,000	(2)	1,000	921,000
President and Chief Executive Officer and former Chief Financial Officer and Treasurer (4)	2010 2009	450,000 375,000	— —	— —	(3)	— 2,000	450,000 377,000
Niall J. Byrne	2011	275,000	20,000	81,250	(2)	1,000	377,250
Executive Vice President and President of Property Management	2010 2009	250,000 250,000	— —	— —	(3)	— 2,000	250,000 252,000
Shane C. Garrison	2011	350,000	20,000	100,000	(2)	—	470,000
Executive Vice President, Chief Operating Officer and Chief Investment Officer (5)	2010 2009	250,000 250,000	— —	— —	(3)	— 2,000	250,000 252,000
Dennis K. Holland	2011	325,000	20,000	114,375	(2)	1,000	460,375
Executive Vice President	2010	265,000	—	—	(3)	—	265,000
General Counsel and Secretary	2009	265,000	26,500	—		2,000	293,500

(1)   Represents company match to 401(k) plan.

(2)   The amounts reported are based on the probable outcome of the applicable corporate and individual performance measures under the 2011 executive incentive compensation program as of the service inception date for accounting purposes.  Management believed it was probable that each Named Executive Officer would receive the entire amount of restricted stock awards available.  In addition, amounts include restricted stock awards granted on April 12, 2011 related to the individual performance portion of the 2010 executive incentive compensation program as follows: Mr. Grimes - $112,500; Mr. Byrne - $12,500; Mr. Garrison - $12,500 and Mr. Holland $33,125.  The awards have vesting provisions whereby 50% of the awards vest three years and 50% of the awards vest five years after the grant date, subject to continued employment through such date.

(3)   The amounts reported are based on the probable outcome of the applicable corporate performance measures under the 2010 executive incentive compensation program as of the service inception date for accounting purposes.  If the applicable corporate performance measures had been achieved for these restricted stock awards, the fair value of the portion of the restricted stock awards that is based on achieving the applicable corporate performance measures would have been as follows for each of the Named Executive Officers: Mr. Grimes - $112,500; Mr. Byrne - $50,000; Mr. Garrison - $50,000 and Mr. Holland - $33,125.  Mr. Garrison achieved his applicable corporate performance measures and received restricted stock of $50,000.  The award has vesting provisions whereby 50% of the award vests three years and 50% of the award vests five years after the grant date, subject to continued employment through such date.  The remaining Named Executive Officers did not achieve their applicable corporate performance measures and, as such, received no restricted stock.

(4)   Mr. Grimes was Chief Financial Officer and Treasurer during all of 2011.

(5)   Mr. Garrison became Chief Operating Officer on January 1, 2012.

2011 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards made during the year ended December 31, 2011 to our Named Executive Officers.

		Estimated Possible Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock and Option
Name	Grant Date	Target ($) (1) (2)	Units (#)	Awards ($)
Steven P. Grimes	April 12, 2011	n/a	6,569	112,500	(3)
	October 11, 2011 (4)	262,500	—	262,250	(5)
Niall J. Byrne	April 12, 2011	n/a	730	12,500	(3)
	October 11, 2011 (4)	68,750	—	68,750	(5)
Shane C. Garrison	April 12, 2011	n/a	730	12,500	(3)
	October 11, 2011 (4)	87,500	—	87,500	(5)
Dennis K. Holland	April 12, 2011	n/a	1,934	33,125	(3)
	October 11, 2011 (4)	81,250	—	81,250	(5)

(1)         The number of shares of restricted stock that will be awarded related to the October 11, 2011 grant date were to be calculated by dividing the value of the incentive compensation earned by the fair value of our common stock as determined by the Board or the Committee on the date the Committee determines whether the corporate and individual performance measures for the incentive compensation have been achieved.

(2)         The corporate and individual performance measures are specific targets and do not provide for threshold or maximum amounts. Accordingly, no threshold or maximum columns have been included in the table.

(3)         Represents restricted stock granted related to the individual performance portion of the 2010 executive incentive compensation program. The number of restricted shares awarded was calculated by dividing the value of the incentive compensation earned by the fair value of our common stock as determined by the Board on the date the awards were granted, which was $17.125 per share. The awards have vesting provisions whereby 50% of the awards vest three years and 50% of the awards vest five years after the grant date, subject to continued employment through such date.

(4)         Represents awards under the 2011 executive incentive compensation program that could have been earned based on achievement of corporate and individual performance measures. For purposes of this table, the date reported represents the service inception date for accounting purposes.

(5)         The amounts reported are based on the probable outcome of the applicable corporate and individual performance measures as of the service inception date for accounting purposes.

Outstanding Equity Awards at 2011 Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2011, with respect to our Named Executive Officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Steven P. Grimes	6,569	(2)	114,140
	15,108	(3)	262,500
Niall J. Byrne	730	(2)	12,684
	3,957	(3)	68,750
Shane C. Garrison	3,650	(2)	63,419
	5,036	(3)	87,500
Dennis K. Holland	1,934	(2)	33,610
	4,676	(3)	81,250

(1)         For purposes of this table, a market value of $17.375 per share was used.

(2)         These amounts included the awards that were granted on April 12, 2011 in conjunction with the 2010 executive bonus program. The awards have vesting provisions whereby 50% of the awards vest on April 12, 2014 and 50% of the awards vest on April 12, 2016, subject to continued employment through such dates.

(3)         These amounts include the restricted stock bonuses awarded under the 2011 executive incentive compensation program. The awards have vesting provisions whereby 50% of the awards vest on March 13, 2015 and 50% of the awards vest on March 13, 2017, subject to continued employment through such dates.

All outstanding unvested award shares shall become 100% vested upon the occurrence of a change in control, as defined in the 2008 Long-Term Equity Compensation Plan.  As a result, if a change in control occurred as of December 31, 2011, the Named Executive Officers would have vested in all of the stock awards set forth above with the market values as set forth above.

Employment Agreements

We do not have any employment agreements with any of the Named Executive Officers.

Equity Plans

2008 Long-Term Equity Compensation Plan

We currently maintain the 2008 Long-Term Equity Compensation Plan, which we refer to as the 2008 Equity Plan, under which officers and key employees are eligible to receive equity compensation.

Administration

The 2008 Equity Plan is administered by the Executive Compensation Committee of the Board.

Eligibility

Our officers and key employees, and those of our subsidiaries, are eligible to participate in the 2008 Equity Plan.

Stock Available for Issuance Through the 2008 Equity Plan

The 2008 Equity Plan provides for a number of forms of stock based compensation, as further described below.  Up to 4,000,000 shares of our common stock, divided equally among our Class A Common Stock and each class of Class B Common Stock, are authorized for issuance through the 2008 Equity Plan.  Shares issued under the 2008 Equity Plan may be either authorized but unissued shares, treasury shares, or any combination thereof.  Provisions in the 2008 Equity Plan permit the reuse or reissuance by the 2008 Equity Plan of shares of common stock underlying canceled, expired, or forfeited awards of stock based compensation.

Shares of our Class B Common Stock will convert automatically into shares of our Class A Common Stock at specified times. Upon the conversion of each class of Class B Common Stock, the number of shares of Class A Common Stock authorized for issuance under the 2008 Equity Plan will increase by the number of shares of Class B Common Stock that had been authorized for issuance under the 2008 Equity Plan but had not been issued prior to such conversion; however, the total number of shares of common stock authorized for issuance under the 2008 Equity will remain at 4,000,000 shares.

Stock based compensation is typically issued in consideration for the performance of services to us.  At the time of exercise, the full exercise price for a stock option must be paid in cash, in shares of common stock, by a combination of cash and shares of common stock, by cashless exercise if the Executive Compensation Committee so permits, or by any other means designated by the Executive Compensation Committee.

Description of Awards under the Plan

The Executive Compensation Committee may award to eligible employees incentive and nonqualified stock options, stock appreciation rights, restricted stock, and performance units/performance shares.  As separately described below under “Performance Measures,” the Executive Compensation Committee may also grant awards subject to satisfaction of specific performance goals.  The forms of awards are described in greater detail below.

Stock Options.  The Executive Compensation Committee has discretion to award incentive stock options, or ISOs, which are intended to comply with Section 422 of the Code, or nonqualified stock options, or NQSOs, which are not intended to comply with Section 422 of the Code.  Each option issued under the 2008 Equity Plan must be exercised within a period of ten years from the date of the grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant.  If an award of stock options or stock appreciation rights is intended to qualify as performance based compensation under Code Section 162(m), the maximum number of shares which may be subject to stock options with or without tandem stock appreciation rights, or freestanding stock appreciation rights, granted in any calendar year to any one participant is 40,000.  Subject to the specific terms of the 2008 Equity Plan, the Executive Compensation Committee has discretion to set such additional limitations on such grants as it deems appropriate.

Options granted to employees under the 2008 Equity Plan expire at such times as the Executive Compensation Committee determines at the time of the grant; provided, however, that no option is exercisable later than ten years from the date of grant.  Each option award agreement sets forth the extent to which the participant has the right to exercise the option following termination of the participant’s employment with us.  The termination provisions are determined within the discretion of the Executive Compensation Committee, may not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment.

Upon the exercise of an option granted under the 2008 Equity Plan, the option price is payable in full to us, either:  (a) in cash or its equivalent, or (b) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), (c) by withholding shares which otherwise would be acquired on exercise having a fair market value at the time of exercise equal to the total option price, (d) by promissory note, or (e) any combination of the foregoing methods of payment.  The Executive Compensation Committee may also allow options granted under the 2008 Equity Plan to be exercised by a cashless exercise, as permitted under Federal Reserve Board Regulation T, or any other means the Executive Compensation Committee determines to be consistent with the 2008 Equity Plan’s purpose and applicable law.

Stock Appreciation Rights.  The Executive Compensation Committee may also award stock appreciation rights, or SARs, under the 2008 Equity Plan upon such terms and conditions as it shall establish.  The exercise price of a freestanding SAR equals the fair market value of a share of common stock on the date of grant while the exercise price of a tandem SAR issued in connection with a stock option equals the option price of the related option.  If an award of SARs is intended to qualify as performance based compensation under Code Section 162(m), the maximum number of shares which may be subject to SARs is described above under “Stock Options.”

Restricted Stock.  The Executive Compensation Committee also may award shares of restricted common stock under the 2008 Equity Plan upon such terms and conditions as it shall establish.  If an award of restricted stock is intended to qualify as performance based compensation under Code Section 162(m), the maximum number of shares which may be granted in the form of restricted stock in any one calendar year to any one participant is 20,000.  The award agreement specifies the period(s) of restriction, the number of shares of restricted common stock granted, restrictions based upon continued service or the achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws.  Although recipients may have the right to vote these shares from the date of grant, they do not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Executive Compensation Committee in its sole discretion.  Participants may receive dividends on their shares of restricted stock.

Each award agreement for restricted stock sets forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant’s employment with us.  These provisions are determined in the sole discretion of the Executive Compensation Committee, need not be uniform among all shares of restricted stock issued pursuant to the 2008 Equity Plan and may reflect distinctions based on reasons for termination of employment.

Performance Units/Shares.  The Executive Compensation Committee has the discretion to award performance units and performance shares under the 2008 Equity Plan upon such terms and conditions as it shall establish.  If an award of performance units or performance shares is intended to qualify as performance based compensation under Code Section 162(m), the maximum aggregate payout for awards of performance units or performance shares which may be granted in any one calendar year to any one participant is limited to the fair market value of 20,000 shares of common stock.  Each performance share has an initial value equal to one share of common stock.  The payout on the number and value of the performance units and performance shares is a function of the extent to which corresponding performance goals are met.

Performance Measures

The Executive Compensation Committee may grant awards under the 2008 Equity Plan to eligible employees subject to the attainment of certain specified performance measures.  The number of performance based awards granted to an officer or key employee in any year is determined by the Executive Compensation Committee in its sole discretion.

The value of each performance based award is determined solely upon the achievement of certain pre-established objective performance goals during each performance period.  The duration of a performance period is set by the Executive Compensation Committee.  A new performance period may begin every year, or at more frequent or less frequent intervals, as determined by the Executive Compensation Committee.

The value of performance based awards may be based on absolute measures or on a comparison of our financial measures during a performance period to the financial measures of a group of competitors.  The performance measures are net income either before or after taxes, market share, customer satisfaction, profits, share price, earnings per share, total stockholder return, return on assets, return on equity, operating income, return on capital or investments, and economic value added.

The Executive Compensation Committee determines the objective performance goals applicable to the valuation of performance based awards granted in each performance period, the performance measures which are used to determine the achievement of those performance goals, and any formulas or methods used to determine the value of the performance based awards.

Following the end of a performance period, the Executive Compensation Committee determines the value of the performance based awards granted for the period based on the attainment of the pre-established objective performance goals.  The Executive Compensation Committee also has discretion to reduce (but not to increase) the value of a performance based award.

The Executive Compensation Committee certifies, in writing, that the award is based on the degree of attainment of the pre-established objective performance goals.  As soon as practicable thereafter, payment of the awards to employees, if any, is made in the form of shares of common stock or cash, as applicable.

Conditions to Award Payments

All rights of a participant under any award under the 2008 Equity Plan will cease on and as of a date on which it is determined by the Executive Compensation Committee that a participant acted in a manner inimical to our best interests.  Participants who terminate employment with us for any reason other than death while any award under the 2008 Equity Plan remains outstanding receive such shares or benefit only if, during the entire period from his or her date of termination to the date of such receipt, the participant (i) consults and cooperates with us on matters under his or her supervision during the participant’s employment, and (ii) refrains from engaging in any activity that is directly or indirectly in competition with any activity of ours.  In the event a participant fails to comply with such requirement, the participant’s rights under any outstanding award are forfeited unless otherwise provided by us.

Adjustment and Amendments

The 2008 Equity Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split, or certain other events.

The 2008 Equity Plan may be modified or amended by the Board at any time and for any purpose which the Board deems appropriate.  However, an amendment adversely affecting any outstanding awards requires the affected holder’s consent.

In connection with the Recapitalization, the Company revised its 2008 Equity Plan, in accordance with its terms, to reflect a proportionate adjustment in the share amounts contained therein and classes of stock eligible for issuance thereunder.

Change in Control

In the event of a change in control, all options and SARs granted under the 2008 Equity Plan will become immediately exercisable, restriction periods and other restrictions imposed on restricted stock which is not performance-based will lapse, and the target payout opportunities attainable under all outstanding awards of performance-based restricted stock, performance shares and performance units will be deemed to have been fully earned for the entire performance period as of the effective date of the change in control.  The vesting of such awards will be accelerated.

Nontransferability

No derivative security (including, without limitation, options) granted pursuant to, and no right to payment under, the 2008 Equity Plan is assignable or transferable by a participant except by will or by the laws of descent and distribution, and any option or similar right will be exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative.  These limitations may be waived by the Executive Compensation Committee, subject to restrictions imposed under the SEC’s short swing trading rules and federal tax requirements relating to incentive stock options.

Duration of the Plan

The 2008 Equity Plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan, and all performance periods for performance based awards granted thereunder have been completed.  However, in no event will an award be granted under the 2008 Equity Plan on or after May 13, 2018.

Independent Director Stock Option Plan

We have an Independent Director Stock Option Plan under which non-employee directors, as defined under Rule 16b-3 of the Exchange Act, are eligible to participate.

Stock Available for Issuance

A total of 150,000 shares of our common stock, divided among the Class A Common Stock and each class of Class B Common Stock, are authorized and reserved for issuance under our Independent Director Stock Option Plan.  The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits or is consolidated or we are recapitalized.  If this occurs, the exercise price of the options granted prior to such adjustment will be correspondingly adjusted.

Shares of our Class B Common Stock will convert automatically into shares of our Class A Common Stock at specified times. Upon the conversion of each class of Class B Common Stock, the number of shares of Class A Common Stock authorized for issuance under our Independent Director Stock Option Plan will increase by the number of shares of Class B Common Stock that had been authorized for issuance thereunder but had not been issued prior to such conversion; however, the total number of shares of common stock authorized for issuance under the Independent Director Stock Option Plan will remain at 150,000 shares.

In connection with the Recapitalization, the Company revised its Independent Director Stock Option Plan, in accordance with its terms, to reflect a proportionate adjustment in the share amounts contained therein and classes of stock eligible for issuance thereunder.

Description of Option Awards

Each non-employee director is entitled to be granted an option under our Independent Director Stock Option Plan to acquire 2,000 shares of Class A Common Stock or, to the extent that a sufficient number of shares of Class A Common Stock is not available under the plan, shares of Class B Common Stock with the earliest conversion date, as of the date he or she initially becomes a director (the “Initial Option”).  In addition, each non-employee director is entitled to be granted an option to acquire 2,000 shares of Class A Common Stock or, to the extent that a sufficient number of shares of Class A Common Stock is not available under the plan, shares of Class B Common Stock with the earliest conversion date, on the date of each annual stockholders’ meeting, so long as the director remains a member of the Board on such date (each, a “Subsequent Option”).  Initial Options are granted at the fair market value of a share on the date of grant.  Subsequent Options are granted at the fair market value of a share on the last business day preceding the date of each annual stockholders’ meeting.  All such options become fully exercisable on the second anniversary of the date of grant.

Options granted under the Independent Director Stock Option Plan are exercisable until the first to occur of:

•                  the tenth anniversary of the date of grant,

•                  the removal for cause of the director as a director, or

•                  three months following the date the director ceases to be a director for any other reason except death or disability.

The options may be exercised by payment of cash or through the delivery of our common stock.  They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is a director.  However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option.  Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Code.

Nontransferability

No option may be sold, pledged, assigned or transferred by a director in any manner otherwise than by will or by the laws of descent and distribution.

Change in Control

Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the Independent Director Stock Option Plan will terminate, and any outstanding unexercised options will terminate and be forfeited.  However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, reorganization, merger or consolidation.  Additionally, our Board may provide for any or all of the following alternatives:

•                  for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

•                  for the continuance of the Independent Director Stock Option Plan by such successor corporation in which event the Independent Director Stock Option Plan and the options will continue in the manner and under the terms so provided; or

•                  for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

Executive Compensation Committee Report

The Executive Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Executive Compensation Committee

Frank A. Catalano, Jr. (Chairman)

Richard P. Imperiale

Barbara A. Murphy

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Due to the relationships of the Company with Daniel L. Goodwin and Brenda G. Gujral during the applicable periods, transactions involving the Inland Group and/or its affiliates are set forth below.  Each of Mr. Goodwin and Ms. Gujral, is a significant stockholder and/or principal of the Inland Group or holds directorships and is an executive officer of affiliates of the Inland Group.  With respect to our company, Mr. Goodwin was a beneficial owner of more than 5% of our common stock until our public sale of Class A Common Stock in April 2012, and, as of the date of such sale Mr. Goodwin beneficially owned more than 5% of each class of our Class B Common Stock.  In June 2012, a majority of the shares of our Class A Common Stock and Class B Common Stock beneficially owned by Mr. Goodwin were transferred out of record holder accounts of certain of Mr. Goodwin’s affiliates.  Accordingly, as of June 30, 2012, the Company has no knowledge as to whether Mr. Goodwin continues to be a 5% beneficial owner of any class of our Common Stock.  Ms. Gujral ceased to be a director of our Company on May 31, 2012.

Services Agreements

The following provides a summary of a number of agreements that we have with Inland Group affiliates:

An Inland Group affiliate provides loan servicing for us for a monthly fee based upon the number of loans being serviced.  Such fees totaled $186,000, $282,000 and $372,000 for the years ended December 31, 2011, 2010 and 2009, respectively.  As of December 31, 2011 and 2010, no amounts remained unpaid.  The agreement is non-exclusive as to both parties and is cancellable by providing not less than 180 days prior written notice and specification of the effective date of said termination.  We provided written notice of termination of the agreement, which will be effective November 6, 2012.

An Inland Group affiliate has a legal services agreement with us, where that Inland Group affiliate will provide us with certain legal services in connection with our real estate business.  We will pay the Inland Group affiliate for legal services rendered under the agreement on the basis of actual time billed by attorneys and paralegals at the Inland Group affiliate’s hourly billing rate then in effect.  The billing rate is subject to change on an annual basis, provided, however, that the billing rates charged by the Inland Group affiliate will not be greater than the billing rates charged to any other client and will not be greater than 90% of the billing rate of attorneys of similar experience and position employed by nationally recognized law firms located in Chicago, Illinois performing similar services.  For the years ended December 31, 2011, 2010 and 2009, we incurred $352,000, $343,000 and $551,000, respectively, of these costs.  Legal services costs totaling $110,000 and $100,000 remained unpaid as of December 31, 2011 and 2010, respectively.  The agreement is non-exclusive as to both parties and is cancellable by providing not less than 180 days prior written notice and specification of the effective date of said termination.

We have service agreements with certain Inland Group affiliates, including office and facilities management services, insurance and risk management services, computer services, personnel services, property tax services and communications services.  Some of these agreements provide that we obtain certain services from the Inland Group affiliates through the reimbursement of a portion of their general and administrative costs.  For the years ended December 31, 2011, 2010 and 2009, we incurred $4.1 million, $2.6 million and $3.0 million, respectively, of these reimbursements.  Of these costs, $582,000 and $248,000 remained unpaid as of December 31, 2011 and 2010, respectively.  The services are to be provided on a non-exclusive basis in that we shall be permitted to employ other parties to perform any one or more of the services and that the applicable counterparty shall be permitted to perform any one or more of the services to other parties.  The agreements have various expiration dates, but are cancellable by providing not less than 180 days prior written notice and specification of the effective date of said termination.  We provided written notice of termination of the communications services agreement, which termination will be effective November 6, 2012, and the insurance and risk management services agreement, the computer services agreement, the personnel services agreement and the property tax services agreement, which terminations will be effective December 31, 2012.

An Inland Group affiliate facilitates the mortgage financing we obtain on some of our properties.  We pay the Inland Group affiliate 0.2% of the principal amount of each loan obtained on our behalf.  Such costs are capitalized as loan fees and amortized over the respective loan term as a component of interest expense.  For the years ended December 31, 2011, 2010 and 2009, we had incurred none, $88,000 and none, respectively, of loan fees to this Inland Group affiliate.  As of December 31, 2011 and 2010, no amounts remained unpaid.  The agreement is non-exclusive as to both parties and is cancellable by providing not less than 180 days prior written notice and specification of the effective date of said termination.  We provided written notice of termination of the agreement, which will be effective November 6, 2012.

We had a transition property due diligence services agreement with an Inland Group affiliate which has expired by its terms.  In connection with our acquisition of new properties, the Inland Group affiliate will give us a first right as to all retail, mixed use and single-user properties and, if requested, provide various services including services to negotiate property acquisition transactions on our behalf and prepare suitability, due diligence, and preliminary and final pro forma analyses of properties proposed to be acquired.  We will pay all reasonable third-party out-of-pocket costs incurred by this entity in providing such services; pay an overhead cost reimbursement of $12,000 per transaction, and, to the extent these services are requested, pay a cost of $7,000 for due diligence expenses and a cost of $25,000 for negotiation expenses per transaction.  We incurred no such costs for the years ended December 31, 2011, 2010 and 2009.  No costs remained unpaid as of December 31, 2011 and 2010.

We have an institutional investor relationships services agreement with an Inland Group affiliate.  Under the terms of the agreement, the Inland Group affiliate will attempt to secure institutional investor commitments in exchange for advisory and client fees and reimbursement of project expenses.  We incurred none, $18,000 and $34,000 during the years ended December 31, 2011, 2010 and 2009, respectively.  None of these costs remained unpaid as of December 31, 2011 and 2010.  The agreement is non-exclusive as to both parties and is cancellable by providing not less than 180 days prior written notice and specification of the effective date of said termination.  We provided written notice of termination of the agreement, which will be effective November 6, 2012.

An Inland Group affiliate, which is a registered investment advisor, provided investment advisory services to us related to our securities investment account for a fee (paid monthly) of up to one percent per annum based upon the aggregate fair value of our assets invested.  Subject to our approval and the investment guidelines we provided to them, the Inland Group affiliate had discretionary authority with respect to the investment and reinvestment and sale (including by tender) of all securities held in that account.  The Inland Group affiliate had also been granted power to vote all investments held in the account.  We incurred fees totaling $269,000, $272,000 and $67,000 for the years ended December 31, 2011, 2010 and 2009, respectively.  As of December 31, 2011 and 2010, fees of $22,000 remained unpaid.  Effective for the period from November 1, 2008 through September 30, 2009, the investment advisor agreed to waive all fees due at our request.  Fees were incurred again beginning on October 1, 2009.  We terminated the agreement, effective June 11, 2012.

Office Sublease

We sublease our office space from an Inland Group affiliate.  The lease calls for annual base rent of $496,000 and additional rent in any calendar year of our proportionate share of taxes and common area maintenance costs, which amounted to $400,000 for the year ended December 31, 2011.  Additionally, the Inland Group affiliate paid certain tenant improvements under the lease in the amount of $395,000 and such improvements are being repaid by us over a period of five years.  The sublease calls for an initial term of five years which expires in November 2012, with one option to extend for an additional five years.  Of these costs, $310,000 and $155,000 remained unpaid as of December 31, 2011 and 2010, respectively.

Joint Ventures with Inland Equity

On November 29, 2009, we formed IW JV 2009, LLC, or IW JV, a wholly-owned subsidiary, and transferred a portfolio of 55 investment properties and the entities which owned them into it.  Subsequently, in connection with a $625 million debt refinancing transaction, which consisted of $500 million of mortgages payable and $125 million of notes payable, on December 1, 2009, we raised additional capital of $50 million from Inland Equity Investors, LLC (“Inland Equity”) in exchange for a 23% noncontrolling interest in IW JV.  Pursuant to the terms of the IW JV agreement, Inland Equity earned a preferred return of 6% annually, which was paid monthly and cumulative on any unpaid balance and an additional 5% annually, which was set aside monthly and paid quarterly, if the portfolio net income was above a target amount as specified in the organizational documents.  Inland Equity is an LLC owned by certain individuals, including Daniel L. Goodwin.

The organizational documents of IW JV contained provisions pursuant to which at any time after 90 days from the date of Inland Equity’s contribution, we had the option to call Inland Equity’s interest in IW JV for a price as determined under the organizational documents.  On March 20, 2012, pursuant to the terms of the call right, we provided written notice of exercise to Inland Equity and agreed to the repurchase price with Inland Equity.  On April 26, 2012, we paid $55 million, representing the agreed upon repurchase price, to Inland Equity to repurchase their 23% interest in IW JV, resulting in us owning 100% of IW JV.

Related Person Transaction Policy

Our Board has adopted a Related Person Transaction Approval and Disclosure Policy for the review, approval or ratification of any related person transaction. This written policy provides that all related person transactions must be reviewed and approved by a majority of the disinterested directors on our Board in advance of us or any of our subsidiaries entering into the transaction; provided that, if we or any of our subsidiaries enter into a transaction without recognizing that such transaction constitutes a related person transaction, the approval requirement will be satisfied if such transaction is ratified by a majority of the disinterested directors on our Board promptly after we recognize that such transaction constituted a related person transaction. Disinterested directors are directors that do not have a personal financial interest in the transaction that is adverse to our financial interest or that of our stockholders. The term “related person transaction” refers to a transaction required to be disclosed by us pursuant to Item 404 of Regulation S-K (or any successor provision) promulgated by the SEC.

Previously, the Independent Directors Committee, a committee comprised of all of the independent directors, assisted the Board in discharging its responsibilities relating to the reviewing, authorizing, approving, ratifying and monitoring all related person transactions, agreements and relationships.  In particular, the Independent Directors Committee was responsible for evaluating, negotiating and concluding (or rejecting) any proposed contract or transaction with a related party; monitoring the performance of all related person contracts or transactions entered into; and determining whether existing and proposed related person contracts and transactions were fair and reasonable to us.  The Independent Directors Committee operated under a written charter approved by our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2012, regarding the number and percentage of shares beneficially owned by: (i) each director and nominee; (ii) each named executive officer; and (iii) all directors and executive officers as a group.  Percentages in the following tables are based on 230,643,556 shares of common stock outstanding, consisting of 85,088,389 shares of Class A Common Stock, 48,518,389 shares of Class B-1 Common Stock, 48,518,389 shares of Class B-2 Common Stock and 48,518,389 shares of Class B-3 Common Stock, which were the amount of shares outstanding as of June 30, 2012, plus for each person, the number of shares that person has the right to acquire within sixty days after such date.

	Class A Common Stock		Class B Common Stock(3)		Total Common Stock
Name and Address of Beneficial Owner (1)	Number of Shares (2)	Percent of Class	Number of Shares (2)	Percent of Class	Number of Shares (2)	Percent of Total
Directors and Named Executive Officers
Gerald M. Gorski (4)	1,784	*	5,352	*	7,136	*
Kenneth H. Beard (4)	8,030	*	24,090	*	32,120	*
Frank A. Catalano, Jr. (4)	1,876	*	5,628	*	7,504	*
Paul R. Gauvreau (4)	12,673	*	38,019	*	50,692	*
Richard P. Imperiale (4)	1,500	*	4,500	*	6,000	*
Kenneth E. Masick (4)	1,500	*	4,500	*	6,000	*
Barbara A. Murphy (5)	1,500	*	4,500	*	6,000	*
Steven P. Grimes	8,329	*	24,987	*	33,316	*
Angela M. Aman	0	*	0	*	0	*
Niall J. Byrne	1,171	*	3,513	*	4,684	*
Shane C. Garrison	5,171	*	6,513	*	11,684	*
Dennis K. Holland	2,123	*	6,369	*	8,492	*
James W. Kleifges	1,108	*	3,324	*	4,432	*
All directors and executive officers as a group (13 persons)	46,765	*	131,295	*	178,060	*

* Less than 1%

(1)           The address of each of the persons listed above is 2901 Butterfield Road, Oak Brook, IL 60523.

(2)           Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

(3)           All Class B Common Stock is equally divided among Class B-1, Class B-2 and Class B-3, unless otherwise noted.

(4)           Includes 1,500 shares of Class A Common Stock and 4,500 shares of Class B Common Stock issuable upon exercise of options granted under our Independent Director Stock Option Plan, which are currently exercisable or will become exercisable within 60 days after the date of this table.

(5)           Includes 1,350 shares of Class A Common Stock and 4,050 shares of Class B Common Stock issuable upon exercise of options granted under our Independent Director Stock Option Plan, which are currently exercisable or will become exercisable within 60 days after the date of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE.  Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were timely satisfied.

PROPOSAL 2 — ADVISORY RESOLUTION ON
EXECUTIVE COMPENSATION

Section 14A(a)(1) of the Exchange Act generally requires each public company to include in its proxy statement an advisory resolution subject to a non-binding stockholder vote to approve the compensation of the Company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years.

At our 2011 Annual Meeting of Stockholders, we asked our stockholders to select the frequency with which to hold future advisory votes on the compensation of named executive officers.  A majority of the votes cast on the frequency proposal selected an annual vote.  Accordingly, we currently intend to conduct an annual stockholder advisory vote on executive compensation in accordance with the stockholders’ vote on the frequency of executive compensation.

Therefore, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement for the 2012 Annual Meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, be, and it hereby is, APPROVED.

The Board recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives’ long-term interests with those of the Company’s stockholders and motivating the executives to remain with the Company for long and productive careers.  The Board believes that named executive officer compensation over the past three years reflects amounts consistent with periods of economic stress and lower earnings, and equity incentives aligning with our actions to stabilize the Company and to position it for a continued recovery.

We urge stockholders to read the section of this proxy statement captioned “Executive Compensation,” including the Compensation Discussion and Analysis, related compensation tables and narrative discussions contained therein, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

The advisory resolution is non-binding on the Board; however, although non-binding, the Board and Executive Compensation Committee will review and consider the voting results when evaluating our executive compensation program for 2012 and future years.

Vote Required

The affirmative vote of a majority of the votes cast is required to approve the advisory resolution on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm to perform the audit of our financial statements and our internal control over financial reporting for the calendar year 2012.  The Board recommends that the stockholders ratify the Company’s selection of Deloitte & Touche as our independent registered public accounting firm.  Although ratification by stockholders is not required by law or by our bylaws, the Board believes that the submission of its selection to stockholders is a matter of good corporate governance.  Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.  If the selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent auditors.  One or more representatives of Deloitte & Touche are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

The following table sets forth fees for professional audit services rendered for the audits of our annual financial statements by Deloitte & Touche and fees for other services rendered by them:

	2011	2010
Audit Fees (1)	$780,000	$890,000
Audit Related Fees (2)	456,500	342,500
Tax Fees (3)	184,975	332,480
Total Fees	$1,421,475	$1,564,980

(1)                   Audit fees include the financial statement audit and audit of internal controls over financial reporting.

(2)                   Audit related fees primarily include the review of documents and issuance of independent registered public accounting firms’ consents related to documents filed with the SEC, as well as fees related to IW JV.

(3)                   Tax fees consist of fees for review of federal and state income tax returns.

The Audit Committee reviews and approves in advance the terms of and compensation for both audit and non-audit services.  This duty has been delegated to the Chairman of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.  Approval of non-audit services will be disclosed in periodic reports required by Section 13(a) of the Exchange Act.  Prohibited Non-Audit Services shall be as set forth in the rules promulgated by the SEC, including: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment advisor or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee approved 100% of the fees described above.

Vote Required

The affirmative vote of a majority of the votes cast is required to ratify the selection of Deloitte & Touche as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

MISCELLANEOUS AND OTHER MATTERS

Stockholder Proposals for the 2013 Annual Meeting

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the proxy statement and form of proxy for our 2013 Annual Meeting of Stockholders must be received by the Company on or before April 2, 2013 in order to be considered for inclusion in its proxy statement and form of proxy.  Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy.  Any such proposal should be mailed to: Retail Properties of America, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, Attn: Secretary.

In order for stockholder proposals to be properly brought before our 2013 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the proxy statement and form of proxy for its 2013 annual meeting, the stockholder must give timely notice thereof in writing to our Secretary.  A stockholder’s notice will be timely if sets forth all information under Section 12 of our bylaws and is received in writing at the Company’s principal executive office not earlier than the 150th day nor later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made.  Any stockholder desiring a copy of our bylaws will be furnished one without charge upon written request to our Secretary at our principal executive offices.  A copy of our bylaws, as amended and restated, is filed as Exhibit 3.1 in our current report on Form 8-K, filed on July 20, 2012 and is available at the SEC Internet site (http://www.sec.gov).

Other Matters

As of the date of this proxy statement, the above are the only matters we are aware of that are to be acted upon at the Annual Meeting. If any other matter should come before the Annual Meeting, the persons appointed by your proxy will vote on those matters in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with their discretion. The affirmative vote of the holders of a majority of the votes cast on any such other matter will be required for approval.

By the order of the Board of Directors,

Oak Brook, Illinois	/s/ Dennis K. Holland
Dennis K. Holland
July 31, 2012	Secretary

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES, INCLUDING YOUR PROXIES AUTHORIZED VIA THE INTERNET OR VIA TOUCH-TONE TELEPHONE, WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. WE ENCOURAGE YOU TO COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE, OR AUTHORIZE YOUR PROXY VIA THE INTERNET OR VIA TOUCH-TONE TELEPHONE, BEFORE THE MEETING, SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING.

RETAIL PROPERTIES OF AMERICA, INC. REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – OCTOBER 9, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Retail Properties of America, Inc., a Maryland corporation (the “Company”), hereby appoints Dennis K. Holland and Steven P. Grimes, and each of them, as proxies for the undersigned, and each with full power of substitution and re-substitution, to attend the annual meeting of stockholders to be held at the Hilton Dallas/Southlake Town Square, 1400 Plaza Place, Southlake, Texas, 76092 on October 9, 2012, at 10:00 a.m., Central Time, or any adjournment or postponement thereof to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and revokes any proxy heretofore given with respect to such meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” THE RATIFICATION OF AUDITORS, AND “FOR” THE APPROVAL OF AN ADVISORY RESOLUTION ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Continued and to be signed on reverse side) P R O X Y SEE REVERSE SIDE TO VOTE BY MAIL, PLEASE DETACH HERE

Date: , 2012 Signature: Signature (if held jointly): Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person. TO AUTHORIZE YOUR PROXY BY MAIL, PLEASE DETACH HERE TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET QUICK . . . EASY . . . IMMEDIATE Your telephone or internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/RPAI IF YOU AUTHORIZE YOUR PROXY BY PHONE OR INTERNET—DO NOT MAIL THE PROXY CARD. THANK YOU FOR VOTING. OPTION A: To vote as the Board of Directors recommends on ALL proposals; Press 1. OPTION B: If you choose to vote on each proposal separately, press 0 and follow the instructions. Call . . Toll Free . . On a Touch-Telephone 1-800-868-5614 There is NO CHARGE to you for this call CONTROL NUMBER for Telephone/Internet Proxy Authorization CHECK HERE ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Please mark vote as indicated in this example X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES FOR DIRECTOR, AND “FOR” PROPOSALS 2 AND 3. PROPOSAL 1: Elect eight directors; 01. KENNETH H. BEARD 06. RICHARD P. IMPERIALE 02. FRANK A. CATALANO, JR. 07. KENNETH E. MASICK 03. PAUL R. GAUVREAU 08. BARBARA A. MURPHY 04. GERALD M. GORSKI 05. STEVEN P. GRIMES FOR ALL EXCEPT (Except nominee(s) written above) FOR ALL WITHHOLD ALL FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN PROPOSAL 2: Approval of an advisory resolution on executive compensation. PROPOSAL 3: Ratification of Deloitte & Touche LLP as RPAI’s independent registered public accounting firm for 2012. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.